350 Park Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

Contact:	Jarrod Yahes
Head of Investor Relations
ExlService Holdings, Inc.
(212) 277-7109
ir@exlservice.com

EXL REPORTS 2007 FOURTH QUARTER AND FULL YEAR RESULTS AND

PROVIDES GUIDANCE FOR CALENDAR YEAR 2008

EXL achieves revenue growth of 47.7% and growth in net income to common stockholders of 101.2% for the year ended December 31, 2007

New York, NY – March 11, 2008 – ExlService Holdings, Inc. (NASDAQ: EXLS), a recognized provider of transformation and outsourcing solutions, today announced its financial results for the fourth quarter ended December 31, 2007. The Company’s full year and fourth quarter highlights include:

Full Year 2007

•	Revenues for the year 2007 were $179.9 million, an increase of 47.7% over the prior year.

•	Gross margin for the year 2007 was 36.8% compared to 39.4% in 2006.

•

Operating margin for the year 2007 was 9.6% compared to 12.4% in 2006; adjusted operating margin for the year 2007, excluding the impact of stock-based compensation expense and amortization of intangibles, was 12.9% compared to 15.0% in 2006.

•	Net income to common stockholders for the year 2007 was $27.0 million compared to $13.4 million in 2006, an increase of 101.2%.

•	Diluted earnings per share to common stockholders was $0.93 for the year 2007 compared to $0.58 in 2006.

Fourth Quarter of 2007

•	Revenues for the quarter were $50.4 million, an increase of 8.1% over the preceding quarter.

•	Gross margin for the quarter increased 330 basis points to 39.3% from 36.0% in the preceding quarter.

•

Operating margin for the quarter was 9.9% compared to 10.0% in the preceding quarter; adjusted operating margin for the quarter, excluding the impact of stock-based compensation expense and amortization of intangibles, was 12.8% compared to 13.0% in the preceding quarter.

•	Net income to common stockholders for the quarter was $9.8 million compared to $5.9 million in the quarter ended December 31, 2006, an increase of 64.5%.

•	Diluted earnings per share to common stockholders was $0.33 for the quarter compared to $0.21 in the preceding quarter and $0.22 in the quarter ended December 31, 2006.

Reconciliations of adjusted financial measures from GAAP are included at the end of this release.

Vikram Talwar, CEO and Vice Chairman, commented: “EXL capped off 2007 with an exceptional quarter completing a tremendous year of growth and expansion for our company. EXL won 38 new clients this year and experienced continued momentum and acceptance from our customers across all of our business segments. Our focus on tightly coupling transformation and outsourcing services is providing EXL’s clients a competitive edge through enhanced efficiency and effectiveness. The demand environment remains strong and customers continue to look for ways to reduce costs in the back-office. EXL is succeeding in the marketplace, and we clearly have strong momentum as we begin 2008.”

Rohit Kapoor, President and Chief Operating Officer, commented: “2007 was a year of continued operational excellence for EXL. Our customer satisfaction scores, employee satisfaction indices, operational efficiency metrics and productivity initiatives all reflect improvements that have resulted from the focus and effort invested in 2007. These achievements provided an environment for our continued growth and sustained operating profitability. We experienced our third consecutive quarter of reduced employee attrition with a fourth quarter rate of 30%, down from 42% in the same quarter last year. Furthermore, we continue to aggressively expand our footprint with a new operating center in the Philippines that will open in the second quarter of 2008 and are planning further growth-oriented investments abroad.”

Matt Appel, CFO, commented: “EXL grew revenues and net income in 2007 and significantly exceeded our revenue, adjusted operating profit and earnings per share guidance. We achieved our financial objectives while simultaneously redeploying capital into critical investments in strategic account management and sales and marketing. Our results are even more impressive given the significant appreciation of the Indian rupee against the U.S. dollar during 2007.”

Financial Highlights – Fourth Quarter 2007 and Year Ended December 31, 2007

•

Revenues for the year ended December 31, 2007 increased 47.7% to $179.9 million from $121.8 million in the year ended December 31, 2006. Revenues for the quarter ended December 31, 2007 increased 28.2% to $50.4 million from $39.3 million in the quarter ended December 31, 2006.

•

Gross margin for the year ended December 31, 2007 was 36.8% compared to 39.4% in the year ended December 31, 2006. Gross margin for the year decreased primarily as a result of unfavorable exchange rate movements and lower than expected revenue in our research and analytics service line. Gross margin for the quarter ended December 31, 2007 was 39.3% compared to 42.9% in the quarter ended December 31, 2006.

•

Operating margin for the year ended December 31, 2007 was 9.6% compared to 12.4% in the year ended December 31, 2006. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the year ended December 31, 2007 was 12.9% compared to 15.0% in the year ended December 31, 2006. Operating margin for the year decreased primarily as a result of unfavorable exchange rate movements and increased investments in sales and marketing. Operating margin for the quarter ended December 31, 2007 was 9.9%, compared to 16.4% in the quarter ended December 31, 2006. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended December 31, 2007 was 12.8% compared to 19.7% in the quarter ended December 31, 2006.

•

Net income to common stockholders for the year ended December 31, 2007 was $27.0 million compared to $13.4 million in the year ended December 31, 2006. Net income to common stockholders for the quarter ended December 31, 2007 was $9.8 million compared to $5.9 million in the quarter ended December 31, 2006. Income taxes for the quarter ended December 31, 2007 include a one-time favorable adjustment of approximately $1.7 million related to a change in the Company’s transfer pricing agreement between the U.S. and India.

Note: Results for the year ended December 31, 2007 are not comparable due to the inclusion of the financial results of Inductis, Inc. in our consolidated financial statements from July 1, 2006.

Recent Business Highlights

•

Our Business Process Outsourcing business line comprised 82.3% of our revenues for the year ended December 31, 2007 and grew 51.4% year over year. Our BPO business line migrated 23 processes for five existing clients in the quarter ended December 31, 2007 and migrated 69 processes for clients in the year ended December 31, 2007 (including 42 different processes in the insurance vertical) as compared to 47 processes in the year ended December 31, 2006.

•

Our Advisory business line generated revenues of $13.4 million for the year ended December 31, 2007 and growth of 48.5% year over year. Demand for governance, risk, and compliance solutions remains strong and service line expansion continues into complex accounting and financial reporting services.

•	Our Research and Analytics business line signed contracts with two global banking institutions that we believe will provide significant revenues in 2008.

As of December 31, 2007, EXL had a headcount of approximately 10,000 individuals (including personnel managed under structured client service agreements). The attrition rate for billable employees during the fourth quarter was 30% as compared to 39% in the third quarter of 2007 and 42% in the fourth quarter of 2006. The Company expects that quarterly attrition will continue to trend downward but will remain volatile and may increase quarter to quarter in the future as compared to the rate experienced in the fourth quarter.

2008 Outlook

The Company is providing the following guidance based on current exchange rates:

•	Calendar year 2008 revenue of $205 to $210 million; assuming the exercise of the Norwich Union Pune Build-Operate-Transfer option on May 1, 2008.

•	Calendar year 2008 adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of 12%.

•	Calendar year 2008 effective tax rate of approximately 15%.

•	Calendar year 2008 GAAP EPS of $0.80 to $0.85 per diluted share.

Conference Call

EXL will host a conference call on Wednesday, March 12, at 8:00 a.m. (ET) to discuss the Company’s quarterly results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-866-202-4367 or 1-617-213-8845 and entering “68532922.” For those who cannot access the live broadcast, a replay will be available by dialing 888-286-8010 or 617-801-6888 and entering “10219435” from two hours after the end of the call until 11:59 p.m. (EST) on March 19, 2008. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a recognized business solutions provider. EXL’s offerings provide a competitive edge to its clients by transforming and outsourcing business processes. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in reengineering including Six Sigma process improvement, research & analytics, and risk advisory services. EXL’s outsourcing services include a full spectrum of business process services from offshore delivery centers requiring ongoing process management skills. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the banking, financial services, insurance, utilities, healthcare, telecommunications and transportation sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control.

Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Numbers in thousands except per share data)

	Year ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006
Total revenues	$179,890	$121,769	$50,387	$39,315
Cost of revenues (exclusive of depreciation and amortization)	113,720	73,837	30,587	22,459

Gross profit	66,170	47,931	19,800	16,856

Operating expenses:
General and administrative expenses	29,279	19,180	9,447	6,069
Selling and marketing expenses	9,171	4,740	2,623	1,656
Depreciation and amortization	10,492	8,940	2,726	2,685

Total operating expenses	48,942	32,860	14,797	10,410

Income from operations	17,228	15,072	5,003	6,446
Other income/ (expense):
Foreign exchange gain/(loss)	7,674	(288)	2,541	400
Interest and other income	4,306	1,909	1,251	996
Interest expense	(56)	(580)	(16)	(100)

Income before income taxes	29,153	16,113	8,780	7,742
Income tax provision/(benefit)	2,109	2,055	(996)	1,704

Net income	27,044	14,058	9,775	6,038
Dividends and accretion on preferred stock	—	(617)	—	(94)

Net income to common stockholders	$27,044	$13,440	$9,775	$5,944

Basic earnings per share to common stockholders	$0.95	$0.59	$0.34	$0.22
Diluted earnings per share to common stockholders	$0.93	$0.58	$0.33	$0.22
Weighted-average number of shares used in computing earnings per share:
Basic	28,480	22,864	28,698	26,663
Diluted	29,191	23,033	29,414	26,895

Note: Amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Numbers in thousands except share data)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$102,210	$85,366
Restricted cash	285	1,093
Short term investments	253	—
Accounts receivable, net of allowance for doubtful accounts of $85 in 2007 and $100 in 2006	38,514	26,801
Accounts receivable from related parties	339	255
Employee receivables	226	639
Prepaid expenses	2,947	1,674
Deferred tax assets	3,280	2,870
Other current assets	7,541	3,322

Total current assets	155,593	122,020

Fixed assets, net	25,245	21,545
Intangibles, net	340	1,970
Goodwill	16,785	16,651
Restricted cash	304	302
Deferred tax assets	4,498	672
Other assets	8,047	1,601

Total assets	$210,814	$164,762

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,389	$3,162
Deferred revenue	4,440	6,377
Accrued employee cost	13,774	10,251
Other accrued expenses and current liabilities	10,563	14,337
Income taxes payable	730	2,705
Current portion of capital lease obligation	126	166

Total current liabilities	36,023	36,998

Capital lease obligations, less current portion	258	228
Other non current liabilities	553	340

Total liabilities	36,834	37,565

Preferred stock, $0.001 par value; 15,000,000 shares authorized	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 28,891,043 shares issued and outstanding as of December 31, 2007 and 28,262,289 shares issued and outstanding as of December 31, 2006	29	28
Additional paid-in capital	110,989	98,429
Retained earnings	55,708	28,665
Accumulated other comprehensive income	7,570	110

	174,296	127,232

Less: 163,690 shares as at December 31, 2007 and 149,138 shares as at December 31, 2006, held in treasury, at cost	(316)	(36)

Total stockholders’ equity	173,980	127,196

Total liabilities and stockholders’ equity	$210,814	$164,762

Note: Amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) differences in stock compensation accounting policies between periods and (ii) significant expenses associated with the amortization of Inductis Inc. acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123R and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP for the three month period ended December 31, 2007 and December 31, 2006:

(Numbers in Thousands)

	Three Months Ended December 31,				Three Months Ended December 31,				Three Months Ended September 30,
	2007 US GAAP	Adjustments		2007 Non-GAAP	2006 US GAAP	Adjustments		2006 Non-GAAP	2007 US GAAP	Adjustments		2007 Non-GAAP
Total Revenues	$50,387	$—		$50,387	$39,315	$—		$39,315	$46,629	$—		$46,629
Cost of revenues (exclusive of depreciation and amortization)	30,587	(303	)(a)	30,283	22,459	(217	)(a)	22,242	29,853	(313	)(a)	29,540

Gross profit	19,800	303		20,103	16,856	217		17,073	16,776	313		17,089

Gross Margin %	39.3%			39.9%	42.9%			43.4%	36.0%			36.6%
Selling, general and administrative expenses	12,070	(925	)(a)	11,144	7,725	(477	)(a)	7,248	9,547	(846	)(a)	8,701
Depreciation and amortization expense	2,726	(225	)(b)	2,501	2,685	(590	)(b)	2,095	2,560	(225	)(b)	2,335

Income from operations	$5,003	$1,454		$6,457	$6,446	$1,284		$7,730	$4,669	$1,384		$6,052

Operating Margin %	9.9%			12.8%	16.4%			19.7%	10.0%			13.0%

Note: Amounts may not foot due to rounding.

(a) To exclude stock-based compensation expense under FAS 123(R).

(b) To exclude amortization of acquisition-related intangibles.

The following table shows the reconciliation of these adjusted financial measures from GAAP for the year ended December 31, 2007 and December 31, 2006:

	Year Ended December 31,				Year Ended December 31,
	2007 US GAAP	Adjustments		2007 Non-GAAP	2006 US GAAP	Adjustments		2006 Non-GAAP
Revenues	$179,890	$—		$179,890	$121,769	$—		$121,769
Cost of revenues (exclusive of depreciation and amortization)	113,720	(1,118	)(a)	112,603	73,837	(465	)(a)	73,372

Gross profit	66,170	1,118		67,287	47,931	465		48,397

Gross Margin %	36.8%			37.4%	39.4%			39.7%
Selling, general and administrative expenses	38,450	(3,189	)(a)	35,261	23,920	(1,509	)(a)	22,411
Depreciation and amortization expense	10,492	(1,630	)(b)	8,862	8,940	(1,180	)(b)	7,760

Income from operations	$17,228	$5,937		$23,165	$15,072	$3,154		$18,226

Operating Margin %	9.6%			12.9%	12.4%			15.0%

Note: Amounts may not foot due to rounding.

(a) To exclude stock-based compensation expense under FAS 123(R).

(b) To exclude amortization of acquisition-related intangibles.